Exhibit 10.3
MYR GROUP INC.
PERFORMANCE SHARES AWARD AGREEMENT
(Executive Officer)
    This AGREEMENT (this “Agreement”) is made as of __________ __, 20__, by and between MYR Group Inc., a Delaware corporation (the “Company”), and [_______________] (the “Participant”).
1.    Grant of Performance Shares. Pursuant to the MYR Group Inc. 2017 Long-Term Incentive Plan (the “Plan”) and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company has granted to the Participant, as of _________ __, 20__ (the “Date of Grant”), [______] target Performance Shares, a percentage of which may be earned in accordance with the terms of this Agreement and contingent on the Company’s Return On Invested Capital (“ROIC”) over the ROIC Performance Period (as defined below) (such target amount, the “ROIC Target Performance Shares”), and [_____] Target Performance Shares, a percentage of which may be earned in accordance with the terms of this Agreement and contingent on the Company’s relative Total Stockholder Return (“TSR”) over the TSR Performance Period (as defined below) (such target amount, the “TSR Target Performance Shares”) and [_____] Target Performance Shares, a percentage of which may be earned in accordance with the terms of this Agreement and contingent on the Company’s relative Institutional Shareholder Services (“ISS”) composite Environmental, Social, and Governance Scores (the total sum of the Company’s overall ISS E&S QualityScore decile rankings with its overall Governance QualityScore decile rank) (“ESG”) over the ESG Performance Period (as defined below) (such target amount, the “ESG Target Performance Shares”).

The Performance Shares are not intended to be a Qualified-Performance Based Award under the Plan.
2.    Earning of Target Performance Shares.
(a)    Performance Measure: The Participant’s right to receive all of, any portion of, or more than, the number of ROIC Target Performance Shares, TSR Target Performance Shares or ESG Target Performance Shares generally will be contingent upon the achievement of specified levels of the Company’s ROIC, relative TSR, and relative ESG, as set forth in the “Statement of Performance Goals” established by the Committee in connection with the Awards granted by this Agreement, and will be measured over each fiscal year in the period from January 1, 20__ through December 31, 20__ for ROIC performance (the “ROIC Performance Period”) and the arithmetic average of the ROIC for the ROIC Performance Period, which shall be calculated by dividing the sum of the Company’s ROIC for each fiscal year in the ROIC Performance Period by the number of years in the ROIC Performance Period (the “Three-Year Average”), the Date of Grant through December 31, 20__ for TSR performance (the “TSR Performance Period”), January 1, 20__ through December 31, 20__ for ESG performance, (the “ESG Performance Period”), , and together with the ROIC Performance Period, the “Performance Periods”).
(b)    Below Threshold:
(i)    ROIC: If, upon the conclusion of the ROIC Performance Period, ROIC for any fiscal year in the ROIC Performance Period or the Three-Year Average ROIC for the ROIC Performance Period falls below the threshold level, as set forth in the ROIC Performance Matrix contained in the Statement of Performance Goals, no Performance Shares for ROIC performance shall become earned for that fiscal year and/or the Three-Year Average, as applicable.
(ii)    TSR: If, upon conclusion of the TSR Performance Period, the Company’s relative TSR for the TSR Performance Period falls below the 25th percentile of TSR for the TSR Peer Group Companies (as defined below), no Performance Shares for TSR performance shall become earned.
(iii)    ESG: If, upon conclusion of the ESG Performance Period, the Company’s relative ESG for the ESG Performance Period falls below the 25th percentile of ESG for the ESG Peer Group Companies (as defined below), no Performance Shares for ESG performance shall become earned.

(c)    Threshold:
(i)    ROIC: If, upon the conclusion of the ROIC Performance Period, ROIC for any fiscal year in the ROIC Performance Period and/or the Three-Year Average ROIC for the ROIC Performance Period equals the threshold level, as set forth in the ROIC Performance Matrix contained in the Statement of Performance Goals, 10% of the ROIC Target Performance Shares shall be earned for each such fiscal year and 20% of the ROIC Target Performance Shares shall be earned for the Three Year Average ROIC, with a fractional share from the total earned ROIC Target Performance Shares rounded down to the next whole share.
(ii)    TSR: If, upon conclusion of the TSR Performance Period, the Company’s relative TSR for the TSR Performance Period is at the 25th percentile of TSR for the TSR Peer Group Companies, 25% of the TSR Target Performance Shares shall become earned, with a fractional share rounded down to the next whole share.
(iii)    ESG: If, upon conclusion of the ESG Performance Period, the Company’s relative ESG for the ESG Performance Period is at the 25th percentile of ESG for the ESG Peer Group Companies, 25% of the ESG Target Performance Shares shall become earned, with a fractional share rounded down to the next whole share.
(d)    Between Threshold and Target:
(i)    ROIC: If, upon the conclusion of the ROIC Performance Period, ROIC for any fiscal year in the ROIC Performance Period and/or the Three-Year Average exceeds the threshold level, but is less than the target level, as set forth in the ROIC Performance Matrix contained in the Statement of Performance Goals, the percentage of ROIC Target Performance Shares that shall become earned shall be determined by the summation of the percentage of ROIC payout as determined by mathematical straight-line interpolation of actual ROIC performance compared to the ROIC performance metrics for each such fiscal year multiplied times 20% and the Three Year Average ROIC performance compared to the ROIC performance metrics multiplied times 40% between 50% (threshold) payout of the ROIC Target Performance Shares and 100% (target) payout of the ROIC Target Performance Shares, with a fractional share from the total earned ROIC Target Performance Shares rounded down to the next whole share.

(ii)    TSR: If, upon the conclusion of the TSR Performance Period, the Company’s relative TSR exceeds the 25th percentile, but is less than the 50th percentile of TSR of the TSR Peer Group Companies, the percentage of TSR Target Performance Shares that shall become earned shall be determined by mathematical straight-line interpolation between 25% of the TSR Target Performance Shares and 100% of the TSR Target Performance Shares, with a fractional share rounded down to the next whole share.
(iii)    ESG: If, upon the conclusion of the ESG Performance Period, the Company’s relative ESG exceeds the 25th percentile, but is less than the 50th percentile of ESG of the ESG Peer Group Companies, the percentage of ESG Target Performance Shares that shall become earned shall be determined by mathematical straight-line interpolation between 25% of the ESG Target Performance Shares and 100% of the ESG Target Performance Shares, with a fractional share rounded down to the next whole share.
(e)    Target:
(i)    ROIC: If, upon the conclusion of the ROIC Performance Period, ROIC for any fiscal year in the ROIC Performance Period and/or the Three-Year Average equals the target level, as set forth in the ROIC Performance Matrix contained in the Statement of Performance Goals, 20% of the ROIC Target Performance Shares shall be earned for each such fiscal year and 40% of the ROIC Target Performance Shares shall be earned for the Three Year Average ROIC, with a fractional share from the total earned ROIC Target Performance Shares rounded down to the next whole share.
(ii)    TSR: If, upon conclusion of the TSR Performance Period, the Company’s relative TSR for the TSR Performance Period is at the 50th percentile of TSR for the TSR Peer Group Companies, 100% of the TSR Target Performance Shares shall become earned, with a fractional share rounded down to the next whole share.
(iii)    ESG: If, upon conclusion of the ESG Performance Period, the Company’s relative ESG for the ESG Performance Period is at the 50th percentile of ESG for the ESG Peer Group Companies, 100% of the ESG Target Performance Shares shall become earned, with a fractional share rounded down to the next whole share.

(f)    Between Target and Maximum:
(i)    ROIC: If, upon the conclusion of the ROIC Performance Period, ROIC for any fiscal year in the ROIC Performance Period and/or the Three-Year Average exceeds the target level, but is less than the maximum level, as set forth in the ROIC Performance Matrix contained in the Statement of Performance Goals, the percentage of ROIC Target Performance Shares that shall become earned shall be determined by the summation of the percentage of ROIC payout as determined by mathematical straight-line interpolation of actual ROIC performance compared to the ROIC performance metrics for each such fiscal year multiplied times 20% and the Three Year Average ROIC performance compared to the ROIC performance metrics multiplied times 40% between 100% (target) payout of the ROIC Target Performance Shares and 200% (maximum) payout of the ROIC Target Performance Shares, with a fractional share from the total earned ROIC Target Performance Shares rounded down to the next whole share.
(ii)    TSR: If, upon the conclusion of the TSR Performance Period, the Company’s relative TSR exceeds the 50th percentile, but is less than the 75th percentile of TSR for the TSR Peer Group Companies, the percentage of TSR Target Performance Shares that shall become earned shall be determined by mathematical straight-line interpolation between 100% of the TSR Target Performance Shares and 200% of the TSR Target Performance Shares, with a fractional share rounded down to the next whole share.
(iii)    ESG: If, upon the conclusion of the ESG Performance Period, the Company’s relative ESG exceeds the 50th percentile, but is less than the 75th percentile of ESG for the ESG Peer Group Companies, the percentage of ESG Target Performance Shares that shall become earned shall be determined by mathematical straight-line interpolation between 100% of the ESG Target Performance Shares and 200% of the ESG Target Performance Shares, with a fractional share rounded down to the next whole share.

(g)    Equals or Exceeds Maximum:
(i)    ROIC: If, upon the conclusion of the ROIC Performance Period, ROIC for any fiscal year in the ROIC Performance Period and/or the Three-Year Average equals or exceeds the maximum level, as set forth in the ROIC Performance Matrix contained in the Statement of Performance Goals, 40% of the ROIC Target Performance Shares shall be earned for each such fiscal year and 80% of the ROIC Target Performance Shares shall be earned for the Three Year Average ROIC, with a fractional share from the total earned ROIC Target Performance Shares rounded down to the next whole share.
(ii)    TSR: If, upon conclusion of the TSR Performance Period, the Company’s relative TSR for the TSR Performance Period equals or exceeds the 75th percentile of TSR for the TSR Peer Group Companies, 200% of the TSR Target Performance Shares shall become earned, with a fractional share rounded down to the next whole share.
(iii)    ESG: If, upon conclusion of the ESG Performance Period, the Company’s relative ESG for the ESG Performance Period equals or exceeds the 75th percentile of ESG for the ESG Peer Group Companies, 200% of the ESG Target Performance Shares shall become earned, with a fractional share rounded down to the next whole share.
(h)    Conditions; Determination of Earned Award: Except as otherwise provided herein, the Participant’s right to receive any Performance Shares is contingent upon his or her remaining in the continuous employ of the Company or a Subsidiary through the end of the Performance Periods. Following the Performance Periods, the Committee shall determine whether and to what extent the goals relating to ROIC, TSR, and ESG have been satisfied for the Performance Periods and shall determine the percent of ROIC Target Performance Shares, TSR Target Performance Shares, and ESG Target Performance Shares, if any, that may have become earned hereunder.
(i)    Determination Regarding ROIC: ROIC for each fiscal year in the ROIC Performance Period is defined as net income plus interest, net of taxes, plus amortization, net of taxes, less dividends divided by the average invested capital (funded debt less cash and marketable securities plus total stockholders’ equity) at the beginning of each fiscal year in the performance period, computed as follows:

ROIC	=	Net Income + ((Net Interest + Amortization) x (1 – Tax Rate)) – Dividends
Average of (Funded Debt – Cash and Marketable Securities + Total Stockholders’ Equity) at the beginning and the end of each year in the performance period with all financial measures as determined from the Company’s consolidated financial statements for each year in the ROIC Performance Period, subject to any adjustment as determined by the Committee.
(j)    Determination Regarding TSR: At the end of the TSR Performance Period, the percentile rank of the Company’s TSR in respect to the TSR of the TSR Peer Companies will be calculated. TSR with respect to the Company and each of the TSR Peer Companies means the change in the fair market value of common stock of the Company and the TSR Peer Companies, assuming reinvestment of dividends, over the TSR Performance Period. The measurement of change in fair market value over the Performance Period shall be based on the average closing prices of the common stock for the last 20 trading days preceding the Date of Grant and the last 20 trading days preceding the end of the TSR Performance Period (December 31, 20__), assuming reinvestment of dividends in common stock. Any TSR Peer Company that is no longer publicly traded at any time during or at the end of the TSR Performance Period shall be excluded from this calculation.
(k)    TSR Peer Companies: The public companies against which the Company’s TSR performance will be compared (the “TSR Peer Group Companies”) are identified in the Statement of Performance Goals.
(l)    Determination Regarding ESG: At the end of the ESG Performance Period, the decile rank of the Company’s ESG in respect to the ESG of the ESG Peer Companies will be calculated. The scores utilized are the sum of the Environmental &Social Disclosure QualityScore decile ranks and the Governance QualityScore decile rank published by ISS for the Company and the respective ESG Peer Companies for the last month of the ESG Performance Period. Any ESG Peer Company that is no longer publicly traded at any time during or at the end of the ESG Performance Period shall be excluded from this calculation.
(m)    ESG Peer Companies: The public companies against which the Company’s ESG performance will be compared (the “ESG Peer Group Companies”) are identified in the Statement of Performance Goals.
3.    Pro Rata Earning of Target Performance Shares.
(a)    Termination without Cause or Good Reason, Death, Disability or Retirement: Notwithstanding Section 2(h), if, during the Performance Period, but before the payment of any Performance Shares as set forth in Section 5, the Participant’s employment is terminated without “Cause” or with “Good Reason” (as each term is defined in the Participant’s current Employment Agreement with the Company, as may be amended from time to time (the “Employment Agreement”)), the Participant dies or in the event of his “Disability” (as such term is defined in the Employment Agreement) while in the employ of the Company or in the event of the retirement of the Participant after having attained “normal retirement age” (defined as the earlier of age 62 or 55 years old and 10 years of service with the Company), then the Participant shall be entitled to receive such percent of the ROIC Target Performance Shares, TSR Target Performance Shares, and ESG Target Performance Shares, if any, as is determined pursuant to Section 2 at the conclusion of the Performance Periods as if the Participant had remained in the continuous employ of the Company through the end of the Performance Periods, based on the Company’s ROIC, TSR, and ESG performance during the Performance Periods, prorated, based on the number of whole months that the Participant was employed by the Company during the Performance Periods.
(b)    Change in Control: Notwithstanding Section 2(h), if, during the Performance Periods, but before the payment of any Performance Shares as set forth in Section 5, a Change in Control occurs while the Participant is an employee of the Company, then the Participant shall be entitled to receive the number of ROIC Target Performance Shares, the number of TSR Target Performance Shares, and the number of ESG Target Performance Shares set out in Section 1.
4.    Forfeiture of Award. Except to the extent the Participant has earned the right to receive Performance Shares pursuant to Section 2 or 3 hereof, the Participant’s right to receive Performance Shares shall be forfeited automatically and without further notice on the date that the Participant ceases to be an employee of the Company or a Subsidiary prior to the last day of the Performance Periods or, in the event that Section 3(b) applies, the date on which the Change in Control occurs.
5.    Payment of Performance Shares.
(a)    Subject to Section 5(c), Performance Shares earned as provided in Section 2 or pursuant to Section 3(a) shall be paid to the Participant or his or her executor or administrator, as the case may be, in shares of Common Stock in the calendar year immediately following the close of the Performance Period to which the award relates, but in no event later than two and one-half (2 1/2) months after the close of the Performance Period.
(b)    The ROIC Target Performance Shares, TSR Target Performance Shares and ESG Performance Shares earned pursuant to Section 3(b) shall be paid to the Participant in shares of Common Stock as soon as practicable following the Change in Control, but in no event later than two and one-half (2 1/2) months following the end of the year in which the Change in Control occurs.

(c)    Notwithstanding anything in this Agreement to the contrary, if the Participant is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, the ROIC Target Performance Shares, TSR Target Performance Shares and ESG Target Performance Shares become payable on the Participant’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code, and the amount payable hereunder constitutes a “deferral of compensation” (within the meaning of Section 409A of the Code), then payment of the ROIC Target Performance Shares, TSR Target Performance Shares and ESG Target Performance Shares shall be made on the earlier of the first day of the seventh month after the date of the Participant’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code or the Participant’s death.
6.    Transferability. Transferability shall be as set forth in the Plan.
7.    No Employment Contract. Nothing contained in this Agreement shall (a) confer upon the Participant any right to be employed by or remain employed by the Company, or (b) limit or affect in any manner the right of the Company to terminate the employment of the Participant at any time.
8.    Taxes and Withholding. To the extent that the Company is required to withhold any federal, state, local or foreign taxes in connection with the payment of any Performance Shares, it shall be a condition to the payment of any Performance Shares that the Participant shall pay such taxes by the Company’s retention of a portion of the shares of Common Stock otherwise payable to the Participant. The shares so retained shall be credited against such withholding requirement at the Fair Market Value on the date of such delivery. In the event additional taxes are required to be withheld by the Company the Participant agrees to a payroll deduction for the amount of the withholding requirement.
9.    Rights of a Stockholder. The Participant shall not have any rights of a stockholder with respect to the Performance Shares prior to the date such shares are earned.
10.    Payment of Dividends. No dividends or dividend equivalents shall be accrued or earned with respect to any Performance Shares until such Performance Shares are earned by the Participant as provided in this Agreement.
11.    Adjustments. Notwithstanding any other provision hereof, the number of Performance Shares subject to this Agreement, and the other terms and conditions of this award, are subject to mandatory adjustment as provided in Section 3.2 of the Plan.

12.    Restrictive Covenants. If the Participant engages in any conduct in breach of any noncompetition, nonsolicitation or confidentiality obligations to the Company under any agreement, policy or plan, then such conduct shall also be deemed to be a breach of the terms of the Plan and this Agreement. Upon such breach, the Participant’s right to receive Performance Shares covered by this Agreement shall be forfeited automatically and without further notice and to the extent that the Participant has received shares of Common Stock pursuant to Section 5 within a period of 18 months prior to such breach, the Participant shall be required to return to the Company, upon demand, such shares or the net proceeds of any sales. For purposes of this Section 12, net proceeds shall mean the net amount realized upon the disposition of the shares. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
13.    Recovery of Performance Shares. This Agreement is subject to the Company’s Compensation Clawback Policy, adopted October 25, 2023.
14.    Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions that arise and to exercise its discretionary authority under the Plan in connection with the grant of ROIC Target Performance Shares, TSR Target Performance Shares and ESG Target Performance Shares.
15.    Miscellaneous. All decisions or interpretations of the Committee with respect to any question arising under the Plan or this Agreement shall be binding, conclusive and final. Additionally, with regard to the ESG Target Performance Shares, the Committee reserves the right to modify the payout factor in the event of material changes in the scoring methodology utilized. The waiver by the Company of any provision of this Agreement shall not operate as or be construed to be a subsequent waiver of the same provision or of any other provision of this Agreement. The Participant agrees to execute such other agreements, documents or assignments as may be necessary or desirable to effect the purposes of this Agreement.
16.    Capitalized Terms. All capitalized terms used in this Agreement that are not defined herein shall have the meanings given them in the Plan or resolutions adopted by the Committee authorizing grants made under this Agreement, unless the context clearly requires otherwise.

17.    Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with, or be exempt from, the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has executed this Agreement, as of the day and year first above written.

MYR GROUP INC.
By:______________________________________
Name: Kenneth M. Hartwick
Title: Chair of the Board
The undersigned Participant hereby acknowledges receipt of an executed copy of this Agreement and accepts the right to receive any Performance Shares or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

_________________________________
Participant

Date: ___________________________